EXECUTION COPY

STUDENT LOAN TRANSFER AGREEMENT

Between

KEY BANK USA, NATIONAL ASSOCIATION,

as Seller

KEY CONSUMER RECEIVABLES LLC,

as Purchaser

and

BANK ONE, NATIONAL ASSOCIATION,

not in its individual capacity, but solely
as Depositor Eligible Lender Trustee

Dated as of August 1, 2003

TABLE OF CONTENTS

Page

ARTICLE I

Definitions and Usage

1

ARTICLE II

Conveyance of KBUSA Financed Student Loans

4

SECTION 2.01.

Conveyance of KBUSA Initial Financed Student Loans

4

SECTION 2.02.

Conveyance of KBUSA Other Student Loans

4

SECTION 2.03.

Conveyance of KBUSA Financed Student Loans by the
Purchaser to the Seller in Connection with KBUSA
Consolidation Loans

7

SECTION 2.04.

Endorsement

7

SECTION 2.05.

Sale Not Secured Financing

7

SECTION 2.06.

MPN Loans

8

ARTICLE III

The KBUSA Financed Student Loans

10

SECTION 3.01.

Representations and Warranties of Seller with
Respect to the KBUSA Financed Student Loans

10

SECTION 3.02.

Repurchase upon Breach; Reimbursement

15

ARTICLE IV

The Seller

16

SECTION 4.01.

Representations of Seller

16

SECTION 4.02.

Existence

18

SECTION 4.03.

Liability of Seller; Indemnities

18

SECTION 4.04.

[Reserved.]

19

SECTION 4.05.

Merger or Consolidation of, or Assumption of the
Obligations of, Seller

19

SECTION 4.06.

Limitation on Liability of Seller and Others

19

ARTICLE V

The Purchaser

19

SECTION 5.01.

Representations of Purchaser

19

ARTICLE VI

Purchase Termination Events

21

SECTION 6.01.

Purchase Termination

21

ARTICLE VII

Miscellaneous

21

SECTION 7.01.

Amendment

21

SECTION 7.02.

Protection of Interests in KBUSA Assets

22

SECTION 7.03.

Notices

23

SECTION 7.04.

Assignment of Agreement

24

SECTION 7.05.

Limitations on Rights of Others

24

SECTION 7.06.

Severability

24

SECTION 7.07.

Separate Counterparts

24

SECTION 7.08.

Headings

24

SECTION 7.09.

Governing Law

25

SECTION 7.10.

Assignment

25

SECTION 7.11.

Nonpetition Covenants

25

SECTION 7.12.

Limitation of Liability of Depositor Eligible Lender Trustee

25

SECTION 7.13.

Consent of the Securities Insurer

26

SECTION 7.14.

Intended Third Party Beneficiaries

26

SECTION 7.15.

Representations and Warranties

26

APPENDIX A

Definitions and Usage

SCHEDULE A

Schedule of KBUSA Initial Financed Student Loans

SCHEDULE B

Schedule of KBUSA Additional Student Loans

SCHEDULE C

Location of KBUSA Financed Student Loan Files

EXHIBIT A

Form of Assignment on Closing Date

EXHIBIT B

Form of KBUSA Subsequent Transfer Agreement

STUDENT LOAN TRANSFER AGREEMENT dated as of August 1, 2003, among KEY BANK USA, NATIONAL ASSOCIATION, a national banking association and successor in interest to Society National Bank, as Seller (“KBUSA” or the “Seller”), KEY CONSUMER RECEIVABLES LLC, a Delaware limited liability company, as purchaser (the “Purchaser”) and BANK ONE, NATIONAL ASSOCATION, a national banking association, not in its individual capacity but solely as depositor eligible lender trustee (the “Depositor Eligible Lender Trustee”).

WHEREAS, the Seller intends to assign to the Purchaser its rights in a portfolio of undergraduate and graduate school student loans originated or purchased in the ordinary course of business by the Seller or its predecessors;

WHEREAS, the Seller intends to assign to the Purchaser during a limited period additional student loans it currently owns and student loans it may originate or acquire in the future;

WHEREAS, the Purchaser desires to purchase, and the Seller is willing to sell to the Purchaser, such student loans; and

WHEREAS, the Depositor Eligible Lender Trustee is willing to hold legal title to, and serve as eligible lender trustee with respect to such student loans on behalf of the Purchaser;

WHEREAS, the Purchaser intends to transfer the KBUSA Student Loans to KeyCorp Student Loan Trust 2003-A (the “Trust” or the “Issuer”) immediately following its purchase of such KBUSA Student Loans from the Seller.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

Definitions and Usage

Capitalized terms used but not defined herein are defined in Appendix A hereto, which also contains rules as to usage and construction that shall be applicable herein, and in addition, the following terms shall have these ascribed meaning:

“Depositor Eligible Lender Trustee” means Bank One National Association, not in its individual capacity, but solely as eligible lender trustee on behalf of the Purchaser.

“KBUSA Additional Student Loans” means the KBUSA Subsequent Student Loans, the KBUSA Other Student Loans, the KBUSA Guarantee Fee Advances and any fundings of accrued interest to be capitalized in respect of the KBUSA Financed Student Loans.

“KBUSA Assets” means all right, title and interest of the Purchaser in and to the property and rights assigned to the Purchaser pursuant to Article II of this Agreement, including any rights of the Purchaser pursuant to the KBUSA Subsequent Transfer Agreement.

“KBUSA Consolidation Loans” means, collectively, KBUSA Federal Consolidation Loans and KBUSA Private Consolidation Loans.

“KBUSA Federal Consolidation Loan” means a loan made by the Seller to an eligible borrower that represents the refinancing of Financed Federal Loans of such borrower in accordance with the applicable terms and conditions of the Program and the Higher Education Act.

“KBUSA Financed Federal Loans” means those KBUSA Financed Student Loans that are guaranteed as to the payment of principal and interest by ASA, CSAC, CSLF, CSLP, ECMC, GLHEC, ISAC, KHEAA, MHEAA, NSLP, NYHESC, OSAC, PHEAA, TSAC, TGSLC or USAF and are reinsured by the Department.

“KBUSA Financed Guaranteed Private Loans” means those KBUSA Financed Student Loans originated or purchased by the Seller that are guaranteed as to payment of principal and interest by TERI or HICA and are not reinsured by the Department or any other governmental entity.

“KBUSA Financed Private Loan” means, collectively, the KBUSA Financed Guaranteed Private Loans and KBUSA Financed Unguaranteed Private Loans.

“KBUSA Financed Student Loan Files” means the documents, with respect to each KBUSA Financed Student Loan, specified in Section 3.03 of the Sale and Servicing Agreement.

“KBUSA Financed Student Loans” means, collectively, the KBUSA Initial Student Loans and the KBUSA Additional Student Loans.

“KBUSA Financed Unguaranteed Private Loans” means those KBUSA Financed Student Loans that are not guaranteed as to the payment of principal or interest by any federal or private guarantor, or by any other party or governmental agency, including, without limitation, the Seller.

“KBUSA Guarantee Fee Advance” means a loan made by the Seller to a borrower of a KBUSA Financed Private Loan, at the borrower’s option, at the time such borrower commences repayment of such KBUSA Financed Private Loan, to finance the cost of the fee imposed with respect to such KBUSA Financed Private Loan at such time.

“KBUSA Initial Student Loans” means the graduate or undergraduate student loans listed on the Schedule of KBUSA Initial Student Loans on the Closing Date.

“KBUSA Other Student Loans” means the KBUSA Serial Loans (including KBUSA Consolidation Loans), KBUSA Guarantee Fee Advances and the funding of accrued interest to be capitalized made by the Seller to an eligible borrower who has one or more existing loans under the Programs that are Financed Student Loans and are transferred or to be transferred to the Purchaser during the Funding Period pursuant to Section 2.02 of this Agreement.

“KBUSA Private Consolidation Loan” means all loans made by the Seller to an eligible borrower that represents the refinancing of KBUSA Financed Private Loans of such borrower in accordance with the terms of the Programs.

“KBUSA Serial Loans” means additional loans, including KBUSA Consolidation Loans, which are made under the Programs to a borrower who is also a borrower under at least one Financed Student Loan.

“KBUSA Group I Student Loans” means those KBUSA Financed Student Loans that are Group I Student Loans.

“KBUSA Subsequent Student Loans” means any graduate or undergraduate student loans that are transferred or to be transferred to the Depositor Eligible Lender Trustee on behalf of the Depositor on or prior to the Special Determination Date pursuant to Section 2.02 hereof and the applicable KBUSA Subsequent Transfer Agreement, and then to be immediately transferred by the Depositor Eligible Lender Trustee on behalf of the Depositor to the Eligible Lender Trustee on behalf of the Issuer, pursuant to Section 2.02 of the Sale and Servicing Agreement, KBUSA Subsequent Student Loans to be identified on Schedule A to the related KBUSA Subsequent Transfer Agreement (which may be in the form of microfiche or computer tape) and each such Schedule A shall also be deemed to be a supplement to Schedule B-1-A and B-2-A of the Sale and Servicing Agreement.  All KBUSA Subsequent Student Loans that are Financed Federal Loans will become Group I Student Loans, and all KBUSA Subsequent Student Loans that are Financed Private Loans will become Group II Student Loans.

“KBUSA Group II Student Loans” means those KBUSA Financed Student Loans that are Group II Student Loans.

“KBUSA Subsequent Transfer Agreement” has the meaning given to such term in Section 2.02(b) below.

“Purchaser” means the Depositor, as purchaser of KBUSA Financed Student Loans pursuant to this Agreement.

“Schedule of Additional KBUSA Student Loans” means Schedule B of the KBUSA Subsequent Transfer Agreement (which schedule may be in the form of microfiche or computer tape), as such schedule may be amended or supplemented.

“Schedule of KBUSA Initial Student Loans” means Schedule A to this Agreement (which schedule may be in the form of microfiche or computer tape) delivered on the Closing Date.

“Seller” means KBUSA, as seller of KBUSA Student Loans pursuant to this Agreement.

“Student Loan Transfer Agreement” or “Agreement” means this Student Loan Transfer Agreement, dated as of August 1, 2003, among the Purchaser, the Seller and the Depositor Eligible Lender Trustee.

ARTICLE II

Conveyance of KBUSA Financed Student Loans

SECTION 2.01.  Conveyance of KBUSA Initial Financed Student Loans.  In consideration of the Purchaser’s delivery to or upon the order of the Seller on the Closing Date of $850,298,981.24 and the other amounts to be distributed from time to time to the Seller in accordance with the terms of this Agreement, the Seller does hereby, as evidenced by a duly executed written assignment in the form of Exhibit A, sell, transfer, assign, set over and otherwise convey to the Purchaser and, with respect to legal title to the KBUSA Initial Financed Student Loans, to the Depositor Eligible Lender Trustee without recourse (subject to the obligations herein):

(i)

all right, title and interest of the Seller in and to the KBUSA Initial Student Loans and all obligations of the Obligors thereunder, including all moneys paid thereunder, and all written communications received by the Seller with respect thereto (including borrower correspondence, notices of death, disability or bankruptcy and requests for deferrals or forbearances), on or after the Cutoff Date;

(ii)

all right, title and interest of the Seller under the applicable Assigned Agreements insofar as they relate to the KBUSA Financed Guaranteed Private Loans but not with respect to any other loans covered thereby; and

(iii)

the proceeds of any and all of the foregoing.

SECTION 2.02.  Conveyance of KBUSA Subsequent Student Loans and KBUSA Other Student Loans.  (a)  Subject to the conditions set forth in paragraph (b) below, in consideration of the Purchaser’s delivery on the related Subsequent Transfer Date to or upon the order of the Seller of the amount described in Section 5.08(a) of the Sale and Servicing Agreement to be delivered to the Depositor for further distribution to the Seller, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Purchaser (and, with respect to legal title to each KBUSA Subsequent Student Loan and each KBUSA Other Student Loan, to the Depositor Eligible Lender Trustee,) without recourse (subject to the obligations herein) all right, title and interest of the Seller in and to each KBUSA Subsequent Student Loan and each KBUSA Other Student Loan, and all obligations of the Obligors thereunder including all moneys paid thereunder, and all written communications received by the Seller with respect thereto (including borrower correspondence, notices of death, disability or bankruptcy and requests for deferrals or forbearances), on and after the related Subsequent Cutoff Date, made from time to time until the Special Determination Date, with respect to the KBUSA Subsequent Student Loans, or during the Funding Period with respect to the KBUSA Other Student Loans, as applicable.

(b)

The Seller shall transfer to the Purchaser, the KBUSA Subsequent Student Loans and/or the KBUSA Other Student Loans for a given Subsequent Transfer Date and the other property and rights related thereto described in paragraph (a) above, and with respect to legal title to such KBUSA Subsequent Student Loans and KBUSA Other Student Loans, to the Depositor Eligible Lender Trustee, only upon the satisfaction of each of the following conditions on or prior to such Subsequent Transfer Date:

(i)

the Seller shall have delivered to the Purchaser and the Depositor Eligible Lender Trustee a duly executed written assignment (including an acceptance by the Depositor Eligible Lender Trustee on behalf of the Purchaser) in substantially the form of Exhibit B (each, a “KBUSA Subsequent Transfer Agreement”), which shall include supplements to the Schedule of KBUSA Additional Student Loans listing such KBUSA Subsequent Student Loans and/or KBUSA Other Student Loans;

(ii)

except with respect to any KBUSA Additional Student Loans that are transferred on the day immediately following the Closing Date, the Seller shall have delivered, at least two days prior to such Subsequent Transfer Date, notice of such transfer to the Purchaser, the Depositor Eligible Lender Trustee, the Securities Insurer and the Indenture Trustee, including a listing of the designation and the aggregate principal balance of each such KBUSA Additional Student Loan and whether each such KBUSA Additional Student Loan is a KBUSA Subsequent Student Loan or KBUSA Other Student Loan and will become a Group I or Group II Student Loan, as the case may be;

(iii)

the Seller shall, to the extent required by Section 5.02 of the Sale and Servicing Agreement, have delivered for deposit in the applicable subaccounts of the Collection Account all collections in respect of the KBUSA Subsequent Student Loans and/or the KBUSA Other Student Loans on and after each applicable Subsequent Cutoff Date;

(iv)

as of each Subsequent Transfer Date, the Seller was not insolvent nor will it have been made insolvent by such transfer nor is it aware of any pending insolvency;

(v)

such addition will not result in a material adverse Federal or State tax consequence to the Purchaser;

(vi)

with respect to KBUSA Group I Student Loans, the Group I Funding Period shall not have terminated, with respect to KBUSA Group II Student Loans, the Group II Funding Period shall not have terminated and with respect to Group I or Group II KBUSA Subsequent Student Loans, the related Subsequent Transfer Date is on or prior to the Special Determination Date;

(vii)

the Seller shall have delivered to the Purchaser, the Depositor Eligible Lender Trustee the Securities Insurer and the Indenture Trustee an Officers’ Certificate confirming the satisfaction of each condition precedent specified in this paragraph (b);

(viii)

the Seller shall have delivered (A) to the Rating Agencies, with copies to the Purchaser, the Depositor Eligible Lender Trustee, the Securities Insurer and the Indenture Trustee, an Opinion of Counsel with respect to the transfer of the KBUSA Subsequent Student Loans and/or the KBUSA Other Student Loans transferred on such Subsequent Transfer Date, substantially in the form of the Opinion of Counsel delivered to the Rating Agencies, the Depositor Eligible Lender Trustee, the Securities Insurer and the Indenture Trustee on the Closing Date, and (B) to the Indenture Trustee, the Securities Insurer and the Eligible Lender Trustee the Opinion of Counsel required by Section 7.02(d)(1);

(ix)

the Seller shall have taken any action required to maintain the first perfected ownership interest of the Purchaser in the in the KBUSA Financed Student Loans and the KBUSA Assets;

(x)

no selection procedures believed by the Seller to be adverse to the interests of the Purchaser (with respect to all KBUSA Additional Student Loans) or the Securities Insurer (but only with respect to KBUSA Additional Student Loans that will become Group II Additional Student Loans) shall have been utilized in selecting the KBUSA Additional Student Loans;

(xi)

no interest in a KBUSA Consolidation Loan will be transferred to the Purchaser unless at least one underlying student loan to be consolidated is a Financed Student Loan already held by Purchaser or transferred by the Purchaser to the Eligible Lender Trustee on behalf of the Issuer pursuant to the Sale and Servicing Agreement;

(xii)

with respect to each KBUSA Additional Student Loan that is also an MPN Loan, the representations and warranties of the Seller contained in Section 2.06 hereof, will be true and correct on the related Subsequent Transfer Date, and the Seller will adhere to the covenants set forth in Section 2.06 with respect to such Transferred MPN Loan; and

(xiii)

Each KBUSA Additional Student Loan will have a term to maturity not in excess of 30 years at the time of its sale to the Purchaser, and not more than $28,000,000 aggregate principal amount of Additional Student Loans, as of the related Subsequent Transfer Date, will be guaranteed by TERI.

(c)

The Seller covenants to transfer during each of the Group I and Group II Funding Periods, as applicable, to Purchaser (with respect to beneficial ownership) and the Depositor Eligible Lender Trustee (with respect to legal title) on behalf of the Purchaser pursuant to paragraph (a) above (i) KBUSA Other Student Loans that are Group I Student Loans having an aggregate principal balance of not more than $30,000,000 (less amounts withdrawn from the Group I Pre-Funding Account pursuant to Section 5.08(d) of the Sale and Servicing Agreement) and (ii) KBUSA Other Student Loans that are Group II Student Loans having an aggregate principal balance of not more than $15,000,000 (less amounts withdrawn from the Group II Pre-Funding Account pursuant to Section 5.08(d) of the Sale and Servicing Agreement); provided, however, that the Seller shall have no liability for a breach of the foregoing covenant as a result of the Seller not having made or owned prior to the date hereof KBUSA Other Student Loans that are Group I Student Loans or Group II Student Loans, as applicable, equal to the amount specified above during the Group I or Group II Funding Period, respectively, or there being insufficient funds available for the Depositor Eligible Lender Trustee to consummate such acquisitions.

(d)

The Seller covenants, on or prior to the Special Determination Date, to transfer to Purchaser (with respect to beneficial ownership) and the Depositor Eligible Lender Trustee (with respect to legal title) on behalf of the Purchaser pursuant to paragraph (a) above KBUSA Subsequent Student Loans with an aggregate principal balance of not more than $58,000,000, with respect to KBUSA Subsequent Student Loans that will become Group I Student Loans and $53,000,000 with respect to KBUSA Subsequent Student Loans that will become Group II Student Loans, respectively (less any amounts withdrawn for other purposes from the Group I and Group II Subsequent Loan Pre-Funding Sub-Account, as applicable, pursuant to Section 5.08(d) of the Sale and Servicing Agreement); provided, however, that the Seller shall have no liability for a breach of the foregoing covenant as a result of the Seller not having owned KBUSA Subsequent Student Loans equal to the amount specified above, on or prior to the Special Determination Date, or there being insufficient funds available in the Group I or Group II Subsequent Loan Pre-Funding Sub-Account, as the case may be, for the Purchaser and the Depositor Eligible Lender Trustee to consummate such acquisitions.

SECTION 2.03.  Conveyance of KBUSA Financed Student Loans by the Purchaser to the Seller in Connection with KBUSA Consolidation Loans.  On any date, upon receipt of written notice (or telephonic or facsimile notice followed by written notice) from the Seller, the Depositor (or the Depositor Eligible Lender Trustee on its behalf) will convey to the Seller the Financed Student Loans identified in such notice, which are to be repaid pursuant to the KBUSA Consolidation Loans to be made by the Seller.

SECTION 2.04.  Endorsement.  The Seller hereby appoints the Depositor Eligible Lender Trustee as the Seller’s true and lawful attorney-in-fact with full power of substitution to endorse the Seller’s name on any promissory note evidencing the KBUSA Initial Financed Student Loans and any KBUSA Additional Student Loans transferred to the Depositor Eligible Lender Trustee on behalf of the Purchaser pursuant to Sections 2.01 and 2.02. The Seller acknowledges and agrees that this power of attorney shall be construed as a power coupled with an interest and shall be irrevocable as long as the Trust Agreement remains in effect and shall continue in effect until the Trust Agreement terminates.

SECTION 2.05.  Sale Not Secured Financing.  It is the express intent of the parties hereto that each conveyance of the KBUSA Financed Student Loans by the Seller to the Purchaser (and, with respect to legal title to such KBUSA Financed Student Loans, to the Depositor Eligible Lender Trustee,) as contemplated by this Agreement be (and be treated as) a sale.  It is, further, not the intention of the parties that such conveyance be deemed a pledge of any such KBUSA Financed Student Loans by the Seller to the Depositor Eligible Lender Trustee on behalf of the Purchaser to secure a debt or other obligation of the Seller.  However, in the event that, notwithstanding the intent of the parties, any of the KBUSA Financed Student Loans are held by a court to continue to be property of the Seller, then (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the applicable Uniform Commercial Code; (b) the transfer of such KBUSA Financed Student Loans provided for herein shall be deemed to be a grant by the Seller to the Purchaser and to the Depositor Eligible Lender Trustee on behalf of the Purchaser of a security interest in all of the Seller’s right, title and interest in and to such KBUSA Financed Student Loans and all amounts payable to the holders of such KBUSA Financed Student Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, to the extent the Purchaser or the Depositor Eligible Lender Trustee would otherwise be entitled to own such KBUSA Financed Student Loans and proceeds pursuant to Article II hereof; (c) the possession by the Master Servicer, the Custodian or the Sub-Servicers, as applicable, of each KBUSA Financed Student Loan File, and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party” for purposes of perfecting the security interest pursuant to Section 9-313(a) (or comparable provision) of the applicable Uniform Commercial Code; and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Depositor Eligible Lender Trustee and the Purchaser for the purpose of perfecting such security interest under applicable law.  Any assignment of the interest of the Eligible Lender Trustee on behalf of the Purchaser or by the Purchaser pursuant to any provision hereof shall also be deemed to be an assignment of any security interest created hereby.  The Seller, the Depositor Eligible Lender Trustee and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be reasonably necessary to ensure that, if this Agreement were deemed to create a security interest in the KBUSA Financed Student Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the this Agreement.

SECTION 2.06.  MPN Loans.  With respect to each KBUSA Group I Student Loan that is a Transferred MPN Loan and each related Master Note, the Seller, as MPN Holder, hereby represents and warrants, and, on an on-going basis, hereby covenants as follows:

(A)

Transfer of Beneficial Interest in MPN Loan.  Each such Transferred MPN Loan represents a 100% beneficial interest in the related MPN Loan, and is being transferred to the Purchaser and, with respect to legal title thereto, to the Depositor Eligible Lender Trustee pursuant to this Agreement.  The MPN Holder shall hold bare legal title to the Master Note solely for the benefit of all MPN Loan Holders; provided, however, that the MPN Holder may be also be an MPN Loan Holder. The sale of a Transferred MPN Loan excludes an assignment of the Seller’s right to offer future MPN Loans under a Master Note. The MPN Holder shall not provide to MPN Loan Holders more than one copy of the Master Note for each MPN Loan, to be marked “Official Copy” in red ink.

(B)

Custody of Master Note.  The MPN Holder shall hold, or cause the Master Servicer or a Sub-Servicer to hold, the Master Note relating to each such Transferred MPN Loan for the use and benefit of all present and future MPN Loan Holders.  The MPN Holder shall maintain, or cause the Master Servicer or a Sub-Servicer to maintain, continuous and exclusive possession, dominion and control over the Master Note and related documents. The MPN Holder shall not sell, transfer, assign or pledge any such Master Note except as is otherwise agreed to between the MPN Holder and the Depositor Eligible Lender Trustee.

(C)

MPN Loan Transfers.  The MPN Holder shall maintain book-entry records with respect to the identity of present and future MPN Loan Holders.  The MPN Holder shall not transfer or register the transfer of any MPN Loan to any other person except in accordance with the instructions of the person identified on its books and records as the MPN Loan Holder.

(D)

MPN Loan Modification; Subsequent Advances; Copies of Master Note.  The MPN Holder shall not agree to any modification, waiver, forbearance or amendment of any term of any such Transferred MPN Loan other than as provided in Section 4.01 of the Sale and Servicing Agreement.  The MPN Holder shall make no subsequent advances to a borrower under the related Master Note except pursuant to a separate MPN Loan. The MPN Holder shall not provide to any person other than an MPN Loan Holder any copy of a Master Note except to the Master Servicer or a Sub-Servicer for administrative purposes or for the MPN Holder’s internal administrative purposes.

(E)

Access to Information.  The MPN Holder shall furnish to the Depositor Eligible Lender Trustee, the Purchaser, the Eligible Lender Trustee, or the Indenture Trustee from time to time upon written request of the Depositor Eligible Lender Trustee, the Purchaser, the Eligible Lender Trustee, or the Indenture Trustee (i) a list of the names and addresses of all MPN Loan Holders, (ii) a list containing the names and social security numbers of the borrowers under the related Master Notes, (iii) access to inspect the Master Notes and related records upon reasonable advance notice, and (iv) such other information with respect to the Master Notes which is reasonably requested by the Depositor Eligible Lender Trustee, the Purchaser, the Eligible Lender Trustee, or the Indenture Trustee.

(F)

Resignation or Removal of MPN Holder.  The MPN Holder may at any time resign by giving written notice thereof to the Depositor Eligible Lender Trustee, the Purchaser, the Eligible Lender Trustee, and the Indenture Trustee and delivering all related Master Notes to a successor MPN Holder, which agrees to the terms of this Agreement, or to the Indenture Trustee at the direction of the Depositor Eligible Lender Trustee (on behalf of the Eligible Lender Trustee). If at any time the MPN Holder shall fail to perform its duties hereunder, or shall be adjudged bankrupt or insolvent, then the Indenture Trustee, at the direction of the Group I Controlling Noteholders holding at least a majority in interest of the Outstanding Amount of the related Group I Notes, may remove the MPN Holder and appoint a successor MPN Holder, which agrees to the terms of this Agreement by written instrument, a copy of which instrument shall be delivered to the MPN Holder so removed, or may require the MPN Holder to deliver the related Master Notes to the Indenture Trustee at the direction of the Depositor Eligible Lender Trustee (on behalf of the Eligible Lender Trustee).

(G)

MPN Holder Other Than Seller.  So long as the Seller has not transferred all of its right, title and interest in a related Master Note, if the Seller is not the MPN Holder, the Seller shall cause such other MPN Holder to perform all covenants of the MPN Holder set forth in this Agreement.

(H)

Financing Statements and Further Assurances.  The Seller will cause to be filed all necessary financing statements or other instruments, and any amendments or continuation statements relating thereto, necessary to be kept and filed in such manner and in such places as may be required by law to give to and maintain with the Depositor Eligible Lender Trustee on behalf of the Purchaser a first priority perfected security interest in such MPN Loans.  The Seller shall upon the request of the Depositor Eligible Lender Trustee, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, within 10 days of such request, such amendments to this Agreement and such further instruments and take such further action as may be reasonably necessary to maintain such first priority perfected ownership and security interests.

ARTICLE III

The KBUSA Financed Student Loans

SECTION 3.01.  Representations and Warranties of Seller with Respect to the KBUSA Financed Student Loans.  The Seller makes the following representations and warranties as to the KBUSA Financed Student Loans on which each of the Depositor Eligible Lender Trustee and the Purchaser is deemed to have relied in acquiring the KBUSA Financed Student Loans.  Such representations and warranties speak as of the execution and delivery of this Agreement and as of the Closing Date, in the case of the KBUSA Initial Student Loans, and as of the applicable Subsequent Transfer Date, in the case of the KBUSA Additional Student Loans, but shall survive the sale, transfer and assignment of the KBUSA Financed Student Loans to the Depositor Eligible Lender Trustee on behalf of the Purchaser.

(i)

Characteristics of KBUSA Financed Student Loans.  Each KBUSA Financed Student Loan (A) was originated in the United States of America, its territories, its possessions or other areas subject to its jurisdiction by the Seller (or originated by another lender in the United States of America and purchased by the Seller) in the ordinary course of its business to an eligible borrower under applicable law and agreements and was fully and properly executed by the parties thereto and (B) provides or, when the payment schedule with respect thereto is determined, will provide for payments on a periodic basis that fully amortize the principal amount of such KBUSA Financed Student Loan by its maturity and yield interest at the rate applicable thereto, as such maturity may be modified in accordance with any applicable deferral or forbearance periods granted in accordance with applicable laws and restrictions, including those of the Higher Education Act, any Guarantee Agreement or the Programs.  Each KBUSA Financed Student Loan that is a KBUSA Financed Federal Loan qualifies the holder thereof to receive Interest Subsidy Payments (other than SLS Loans, unsubsidized Stafford Loans and certain KBUSA Consolidation Loans) and Special Allowance Payments from the Department and Guarantee Payments from the applicable Guarantor and qualifies the applicable Guarantor to receive reinsurance payments thereon from the Department.  Each KBUSA Financed Student Loan that is KBUSA Financed Guaranteed Private Loan qualifies the holder thereof to receive Guarantee Payments from the applicable Guarantor pursuant to the related Guarantee Agreement.

(ii)

Schedules of KBUSA Financed Student Loans.  The information set forth in Schedules A and B to this Agreement and Schedule A to the related KBUSA Subsequent Transfer Agreement is true and correct in all material respects as of the opening of business on the Cutoff Date (with respect to Schedule A to this Agreement) or each applicable Subsequent Cutoff Date (with respect to Schedule B to this Agreement), as applicable, and no selection procedures believed to be adverse to the Eligible Lender Trustee, the Issuer, the holders of Notes, the Securities Insurer (with respect to KBUSA Group II Student Loans only) or the Swap Counterparty were utilized in selecting the KBUSA Initial Student Loans or the KBUSA Additional Student Loans, as applicable.  The computer tape regarding the KBUSA Initial Student Loans made available to the Depositor Eligible Lender Trustee, the Purchaser, its assigns, the Eligible Lender Trustee, the Issuer, the Securities Insurer (with respect to the KBUSA Financed Student Loans that are KBUSA Group II Student Loans) and the Swap Counterparty is true and correct in all respects as of the Cutoff Date.  There will be no material changes made to Schedule A to this Agreement without the acknowledgement of the Rating Agencies that such material change will not affect the ratings assigned to any Class of the Notes (and with respect to the Group II Notes, without regard to the Group II Insured Notes Guaranty Insurance Policy) and (with respect to the Group II Insured Notes only and provided no Securities Insurer Default has occurred and is continuing), the consent of the Securities Insurer.

(iii)

Compliance with Law.  Each KBUSA Financed Student Loan complied at the time it was originated or made and at the execution of this Agreement or the applicable KBUSA Subsequent Transfer Agreement, as the case may be, complies, and the Seller and its agents, with respect to each such KBUSA Financed Student Loan, have at all times complied, in all material respects with all requirements of applicable Federal, state and local laws and regulations thereunder, including the Higher Education Act, usury law, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Reserve Board’s Regulation B and other consumer credit laws and equal credit opportunity and disclosure laws and all applicable requirements of any Guarantee Agreements.

(iv)

Binding Obligation.  Each KBUSA Financed Student Loan represents the genuine, legal, valid and binding payment obligation in writing of the borrower thereof, enforceable by or on behalf of the holder thereof in accordance with its terms, and no KBUSA Financed Student Loan has been satisfied, subordinated or rescinded, subject to clause (xiii) below.

(v)

No Defenses.  No right of rescission, setoff, counterclaim or defense has been asserted or threatened or exists with respect to any KBUSA Financed Student Loan.

(vi)

No Default.  No KBUSA Initial Student Loan has a payment that is more than 180 days overdue as of the Cutoff Date or, with respect to the KBUSA Additional Student Loans, more than 90 days overdue as of the applicable Subsequent Cutoff Date, as the case may be, and, except as permitted in this paragraph and Section 3.01(xix) below, no default, breach, violation or event permitting acceleration under the terms of any KBUSA Financed Student Loan has occurred; and, except for payment defaults continuing for a period of not more than 150 days or 90 days, as applicable, no continuing condition that with notice or the lapse of time or both would constitute a default, breach, violation or event permitting acceleration under the terms of any KBUSA Financed Student Loan has arisen; and the Seller has not waived and shall not waive any of the foregoing other than as permitted by the Basic Documents.

(vii)

Title.  It is the intention of the Seller that the transfer and assignment herein contemplated constitute a sale of the KBUSA Financed Student Loans from the Seller to the Depositor Eligible Lender Trustee on behalf of the Purchaser and that the beneficial interest in and title to such KBUSA Financed Student Loans not be part of the debtor’s estate in the event of the appointment of a receiver with respect to the Seller.  No KBUSA Financed Student Loan has been sold, transferred, assigned or pledged by the Seller to any Person other than Depositor Eligible Lender Trustee on behalf of the Purchaser.  Immediately prior to the transfer and assignment herein contemplated, the Seller had good title to each KBUSA Financed Student Loan, free and clear of all Liens and, immediately upon the transfer thereof, the Depositor Eligible Lender Trustee on behalf of the Purchaser shall have good title to each such KBUSA Financed Student Loan, free and clear of all Liens or the transfer shall have been perfected under the UCC.

(viii)

Lawful Assignment.  No KBUSA Financed Student Loan has been originated in, or is subject to the laws of, any jurisdiction under which the sale, transfer and assignment of such KBUSA Financed Student Loan or any KBUSA Financed Student Loan under this Agreement, the Sale and Servicing Agreement each KBUSA Subsequent Transfer Agreement or the Indenture is unlawful, void or voidable.

(ix)

Security Interest Perfected; Delivery of Loan Files. All filings (including UCC filings) and/or delivery requirements necessary in any jurisdiction to give the Depositor Eligible Lender Trustee on behalf of the Purchaser a first perfected ownership interest in the KBUSA Financed Student Loans have been made or satisfied, as the case may be.  A KBUSA Financed Student Loan File has been delivered to the Master Servicer (or the Custodian or a Sub-Servicer) for each KBUSA Financed Student Loan and each such file contains the original fully executed note (or a copy of a fully executed master promissory note) evidencing such KBUSA Financed Student Loan or with respect to certain Financed Student Loan Files held by the Custodian, a lost note affidavit in lieu thereof in form and substance reasonably satisfactory to the Securities Insurer, agreeing to repurchase the related Financed Student Loan in the event that it becomes uncollectable due to the lack of an original promissory note.  The promissory notes that constitute or evidence the Financed Student Loans do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Eligible Lender Trustee on behalf of the Issuer and the Indenture Trustee on behalf of the Noteholders. All financing statements filed or to be filed promptly after closing against the Depositor in favor of the Eligible Lender Trustee on behalf of the Issuer in connection herewith, and the Indenture Trustee on behalf of the Noteholders, describing the Financed Student Loans contain or will contain a statement to the following effect: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Secured Party.”

(x)

One Original.  There is only one original executed copy of the promissory note evidencing each KBUSA Financed Student Loan.

(xi)

Principal Balance. The aggregate principal balance of the KBUSA Initial Student Loans, plus accrued interest to be capitalized with respect thereto, as of the Statistical Cutoff Date, is $868,451,073.24 ($313,063,516.97 with respect to KBUSA Group I Student Loans and $555,387,556.27 with respect to KBUSA Group II Student Loans).

(xii)

No Claims.  As of the Cutoff Date, no claim for payment with respect to an KBUSA Initial Student Loan has been made to a Guarantor, and as of the related Subsequent Cutoff Date no claim for payment with respect to any KBUSA Additional Student Loan will have been made.

(xiii)

No Bankruptcies or Deaths.  No borrower of any KBUSA Financed Student Loan as of August 1, 2003 (in the case of the KBUSA Initial Financed Student Loans), or the applicable Subsequent Cutoff Date (in the case of KBUSA Additional Student Loans) was noted in the related KBUSA Financed Student Loan File as being currently the subject of a bankruptcy proceeding or as having died.

(xiv)

Interest Accruing.  Each KBUSA Financed Student Loan is accruing interest (whether or not such interest is being paid currently, by the borrower or by the Department, or is being capitalized), except as otherwise expressly permitted by the Basic Documents.

(xv)

No Government Borrower.  No borrower of a KBUSA Financed Student Loan is the United States of America or any State or any agency, department, subdivision or instrumentality thereof.

(xvi)

Origination.  Each KBUSA Financed Student Loan was originated in the United States of America, its territories, its possessions or other areas subject to its jurisdiction, and was originated or purchased for value by the Seller in the ordinary course of its business.  The Seller had all necessary licenses and permits to originate or purchase the KBUSA Financed Student Loan at the time of its origination or purchase of such KBUSA Financed Student Loan.

(xvii)

Origination Practices.  The origination practices used by the originator or the Seller with respect to the KBUSA Financed Student Loans have been in all respects in compliance with all applicable laws and regulations.

(xviii)

Conformance with Underwriting Guidelines.  Each KBUSA Financed Student Loan constituting a KBUSA Financed Private Loan was underwritten in accordance with the guidelines in existence at the time of origination and made available to the Underwriters, the Securities Insurer and the Rating Agencies prior to sale hereunder.

(xix)

No Sub-Prime Student Loans.  Except with respect to Rehabilitated Student Loans, the KBUSA Financed Student Loans do not and will not include any KBUSA Financed Student Loans originated to individuals who have previously defaulted on their student loans.  No KBUSA Additional Student Loan will be a Rehabilitated Student Loan.

(xx)

No Non-Performing Loans.  No KBUSA Financed Student Loan, as of the Statistical Cutoff Date, is in default nor does the Seller expect to write-off any amount thereof as a loss.

(xxi)

Cohort Default Rates.  With respect to the KBUSA Initial Financed Student Loans only, and based on the most recently published Cohort Default Rates available on the Closing Date, no KBUSA Group I Student Loans or KBUSA Group II Student Loans made to borrowers attending educational institutions with published Cohort Default Rates greater than twenty percent (20%) have been sold by the Seller to the Purchaser if, and to the extent that, such acquisition would cause the aggregate principal amount of either the KBUSA Group I Student Loans or KBUSA Group II Student Loans included in the Trust Estate made to borrowers attending educational institutions with published Cohort Default Rates greater than twenty percent (20%) to exceed eight percent (8%) of the aggregate principal amount of the KBUSA Group I Student Loans or KBUSA Group II Student Loans, respectively, sold to the Issuer pursuant to this Agreement.

(xxii)

Instrument.  Each promissory note executed by a borrower evidencing a KBUSA Financed Student Loan (other than any master promissory note) constitutes an “instrument” within the meaning of the UCC as in effect in the states in which each such borrower resides at origination.

(xxiii)

Seller’s Representations.  The representations and warranties of the Seller contained in Section 4.01 hereof are true and correct.

(xxiv)

MPN Loans.  With respect to each KBUSA Financed Student Loan that is also an MPN Loan, the representations and warranties of the Seller contained in Section 2.06 hereof are true and correct, and the Seller will adhere to the covenants set forth in Section 2.06 with respect to such Transferred MPN Loans.

(xxv)

Security Interest Granted Under the Sale and Servicing Agreement.  To the extent any conveyance of a Financed Student Loan by the Depositor to the Issuer is determined not to be a sale, the transfer of such Financed Student Loan provided for in the Sale and Servicing Agreement creates a valid and continuing security interest in such Financed Student Loan in favor of the Eligible Lender Trustee on behalf of the Issuer, which security interest is prior to all other Liens, and is enforceable as such against creditors and purchasers of the Depositor.

(xxvi)

Security Interest Granted Under the Indenture.  The Indenture creates a valid and continuing security interest in the Financed Student Loans in favor of the Indenture Trustee on behalf of the Noteholders, which security interest is prior to all other Liens, and is enforceable as such against creditors and purchasers of the Issuer.

(xxvii)

Issuer Ownership.  Immediately prior to grant of the security interest under the Indenture, the Issuer will own and have good and marketable title to each Financed Student Loan free and clear of any Lien, claim or encumbrance of any Person.

(xxviii)

Consents.  The Depositor has received all consents and approvals (if any) required for the sale of the Financed Student Loans under the Sale and Servicing Agreement to the Eligible Lender Trustee on behalf of the Issuer.

(xxix)

No Other Security Interests Granted.  Other than (x) the sale to the Issuer under the Sale and Servicing Agreement (and/or the security interest granted to the Eligible Lender Trustee on behalf of the Issuer pursuant to Section 2.05 of the Sale and Servicing Agreement), and (y) the grant of the security interest granted to the Indenture Trustee on behalf of Noteholders, neither the Depositor nor the Issuer, respectively, has  pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Financed Student Loans.  Neither the Depositor nor the Issuer has authorized the filing or is aware of any financing statements against the Depositor or the Issuer, respectively, that includes a description of collateral relating to the Financed Student Loans other than any financing statement relating to the security interest granted to the Eligible Lender Trustee on behalf of the Issuer under the Sale and Servicing Agreement, or by the Issuer to the Indenture Trustee on behalf of the Noteholders under the Indenture.  The Depositor is not aware of any judgment or tax lien filings against the Depositor or the Issuer.

SECTION 3.02.  Repurchase upon Breach; Reimbursement.  The Seller, the Depositor Eligible Lender Trustee, the Securities Insurer or the Purchaser, as the case may be, shall inform the other parties to this Agreement, promptly, in writing, with a copy to each of the Issuer, the Master Servicer, the Eligible Lender Trustee, the Indenture Trustee, the Swap Counterparty and the Securities Insurer, upon the discovery of any breach of the Seller’s representations, warranties or covenants made pursuant to Section 3.01 or Section 4.01.  Unless any such breach shall have been cured within 60 days following the discovery thereof by the Seller or receipt by the Seller of written notice from the Depositor Eligible Lender Trustee, the Securities Insurer or the Purchaser of such breach, the Seller shall be obligated to repurchase any KBUSA Financed Student Loan in which the interests of the Eligible Lender Trustee, the Issuer, the holders of Notes, the Swap Counterparty or, in respect of the Group II Student Loans only, the Securities Insurer, are materially and adversely affected, as determined by (i) in respect of the KBUSA Group I Student Loans, the Administrator and (ii) in respect of the KBUSA Group II Student Loans, the Administrator or the Securities Insurer, or, if a Securities Insurer Default has occurred and is continuing, the Administrator, as of the first day succeeding the end of such 60-day period that is the last day of a Collection Period; provided that it is understood that any such breach that does not affect any Guarantor’s obligation to guarantee payment of each KBUSA Financed Student Loan that is a KBUSA Financed Guaranteed Loan to the Eligible Lender Trustee in accordance with the related Guarantee Agreements will not be considered in determining whether there has been a material adverse effect for this purpose.  In consideration of and simultaneously with the repurchase of the KBUSA Financed Student Loan, the Seller shall remit the Purchase Amount to the Depositor Eligible Lender Trustee on behalf of the Purchaser, and the Depositor Eligible Lender Trustee shall execute such assignments and other documents reasonably requested by the Seller in order to effect such transfer.  Upon any such transfer of a KBUSA Financed Student Loan, legal title to, and beneficial ownership and control of, the related KBUSA Financed Student Loan File will thereafter belong to the Seller.  In addition, if any such breach by the Seller does not trigger such a repurchase obligation but does result in the refusal by a Federal Guarantor to guarantee all or a portion of the accrued interest, or the loss (including any obligation of the Depositor Eligible Lender Trustee on behalf of the Purchaser to repay to the Department) of certain Interest Subsidy Payments and Special Allowance Payments, with respect to a KBUSA Financed Federal Loan, then, unless such breach, if curable, is cured within 60 days, the Seller shall reimburse the Depositor Eligible Lender Trustee on behalf of the Purchaser by remitting to the Depositor Eligible Lender Trustee an amount equal to the sum of all such non-guaranteed interest amounts and such forfeited Interest Subsidy Payments and Special Allowance Payments.  Subject to the provisions of Section 4.03 hereof, and Section 3.04(b) of the Insurance Agreement, the sole remedy of the Depositor Eligible Lender Trustee or the Purchaser with respect to a breach of representations and warranties pursuant to Section 3.01 and the agreement contained in this Section shall be to require the Seller to repurchase KBUSA Financed Student Loans or to reimburse the Depositor Eligible Lender Trustee on behalf of the Purchaser as provided above pursuant to this Section, subject to the conditions contained herein.

ARTICLE IV

The Seller

SECTION 4.01.  Representations of Seller.  Key Bank USA, National Association, as Seller, makes the following representations on which each of the Depositor Eligible Lender Trustee and the Purchaser is deemed to have relied in acquiring the KBUSA Financed Student Loans.  The representations speak as of the execution and delivery of this Agreement and as of the Closing Date, in the case of the KBUSA Initial Financed Student Loans, and as of the applicable Subsequent Transfer Date, in the case of the KBUSA Additional Student Loans, and shall survive the sale of the KBUSA Financed Student Loans to the Depositor Eligible Lender Trustee on behalf of the Purchaser.  As used below, references to Key Bank USA, National Association shall mean Key Bank USA, National Association in its capacity as the Seller.

(a)

Organization and Good Standing.  Key Bank USA, National Association is duly organized and validly existing as a national banking association in good standing under the laws of the United States of America, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the power, authority and legal right to acquire and own the KBUSA Financed Student Loans.

(b)

Power and Authority of the Seller.  The Seller has the corporate power and authority to execute and deliver this Agreement and to carry out its terms; the Seller has full corporate power and authority to sell and assign the property to be sold and assigned to the Depositor Eligible Lender Trustee and the Purchaser  and the Seller has duly authorized such sale and assignment to the Depositor Eligible Lender Trustee, with respect to legal title to the KBUSA Financed Student Loans, and the Purchaser by all necessary corporate action; and the execution, delivery and performance of this Agreement have been duly authorized by the Seller by all necessary corporate action.

(c)

Binding Obligation.  This Agreement constitutes a legal, valid and binding obligation of Key Bank USA, National Association, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and similar laws relating to creditors’ rights generally or the rights of creditors of banks the deposit accounts of which are insured by the FDIC and subject to general principles of equity.

(d)

No Violation.  The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time or both) a default under, the articles of association or by-laws of Key Bank USA, National Association, or any indenture, agreement or other instrument to which Key Bank USA, National Association is a party or by which it shall be bound, which breach or default would reasonably be expected to have a material adverse effect on the condition of Key Bank USA, National Association, financial or otherwise, or adversely affect the transactions contemplated by this Agreement; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or, to the knowledge of Key Bank USA, National Association, any order, rule or regulation applicable to Key Bank USA, National Association of any court or of any Federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over Key Bank USA, National Association or its properties.

(e)

No Proceedings.  There are no proceedings or, to its best knowledge, investigations pending against Key Bank USA, National Association or, to its best knowledge, threatened against Key Bank USA, National Association before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over Key Bank USA, National Association or its properties:  (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) seeking any determination or ruling that could reasonably be expected to have a material and adverse effect on the performance by Key Bank USA, National Association of its obligations under, or the validity or enforceability of, this Agreement.

(f)

All Consents.  All authorizations, consents, orders or approvals of or registrations or declarations with any court, regulatory body, administrative agency or other government instrumentality required to be obtained, effected or given by Key Bank USA, National Association in connection with the execution and delivery by Key Bank USA, National Association of this Agreement and the performance by Key Bank USA, National Association of the transactions contemplated by this Agreement, have been duly obtained, effected or given and are in full force and effect.

(g)

Resolutions.  The resolutions of the Board of Directors of Key Bank USA, National Association approving this Agreement and all documents relating thereto are and shall be continuously reflected in the minutes of the Board of Directors of Key Bank USA, National Association.  This Agreement and all documents relating thereto are and shall be, continuously from the time of their respective execution by Key Bank USA, National Association, official records of Key Bank USA, National Association.

SECTION 4.02.  Existence.  During the term of this Agreement, the Seller will keep in full force and effect its existence, rights and franchises as a national banking association under the laws of the jurisdiction of its organization, subject, however, to Section 4.05 hereof.

SECTION 4.03.  Liability of Seller; Indemnities.  The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Agreement.

(a)

The Seller shall indemnify, defend and hold harmless each of the Depositor Eligible Lender Trustee and the Purchaser and its officers, directors, employees and agents from and against any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated herein including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes  and costs and expenses in defending against the same (but not including any taxes imposed with respect to (i) the subsequent sale of the KBUSA Financed Student Loans by the Purchaser and the Depositor Eligible Lender Trustee to the Trust and the Eligible Lender Trustee; (ii) ownership of such student loans; and/or (iii) distributions on the Notes).

(b)

The Seller shall indemnify, defend and hold harmless each of the Depositor Eligible Lender Trustee and the Purchaser, and its officers, directors, employees and agents from and against any and all costs, expenses, losses, claims, damages and liabilities arising out of, or imposed upon such Person through the Seller’s willful misfeasance, bad faith or negligence in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement.

(c)

The Seller shall be liable as primary obligor for, and shall indemnify, defend and hold harmless each of the Depositor Eligible Lender Trustee and the Purchaser and its officers, directors, employees and agents from and against, all costs, expenses, losses, claims, damages, obligations and liabilities arising out of, incurred in connection with or relating to this Agreement, except to the extent that such cost, expense, loss, claim, damage, obligation or liability (i) shall be due to the willful misfeasance, bad faith or negligence of the Purchaser or the Depositor Eligible Lender Trustee, as applicable, or (ii) shall arise from the breach by the Depositor Eligible Lender Trustee of any of its representations and warranties as set forth in Section 7.15 of this Agreement.  In the event of any claim, action or proceeding for which indemnity will be sought pursuant to this paragraph, the Depositor Eligible Lender Trustee’s or Purchaser’s choice of legal counsel, as applicable,  shall be subject to the approval of the Seller, which approval shall not be unreasonably withheld.

(d)

The Seller shall pay any and all taxes levied or assessed upon all or any part of the KBUSA Assets (other than those taxes expressly excluded from the Seller’s responsibilities pursuant to Section 4.03(a) above).

Indemnification under this Section shall survive the termination of this Agreement, and shall include reasonable fees and expenses of counsel and expenses of litigation.  If the Seller shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Seller, without interest.

SECTION 4.04.  [Reserved.]

SECTION 4.05.  Merger or Consolidation of, or Assumption of the Obligations of, Seller.  Any Person (a) into which the Seller may be merged or consolidated, (b) which may result from any merger or consolidation to which the Seller shall be a party, or (c) which may succeed to the properties and assets of the Seller substantially as a whole, shall be the successor to the Seller without the execution or filing of any document or any further act by the Depositor Eligible Lender Trustee or the Purchaser; provided, however, that the Seller hereby covenants that it will not consummate any of the foregoing transactions except upon satisfaction of the following:  (i) the surviving Seller, if other than Key Bank USA, National Association (or an affiliate thereof), executes an agreement of assumption to perform every obligation of the Seller under this Agreement, (ii) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 3.01 or 4.01 shall have been breached, (iii) the surviving Seller, if other than Key Bank USA, National Association (or an affiliate thereof), shall have delivered to the Depositor Eligible Lender Trustee, the Securities Insurer, the Indenture Trustee and the Purchaser an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, and that the Rating Agency Condition shall have been satisfied with respect to such transaction, (iv) the surviving Seller shall have a consolidated net worth at least equal to that of the predecessor Seller, (v) such transaction will not result in a material adverse federal or state tax consequence to the Issuer or the holders of the Notes and (vi) unless Key Bank USA, National Association (or an affiliate thereof) is the surviving entity, the Seller shall have delivered to the Depositor Eligible Lender Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interests of the Depositor Eligible Lender Trustee and the Purchaser in the KBUSA Financed Student Loans and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interests.

SECTION 4.06.  Limitation on Liability of Seller and Others.  The Seller and any director or officer or employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder (provided that such reliance shall not limit in any way the Seller’s obligations under Section 3.02).  The Seller shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

ARTICLE V

The Purchaser

SECTION 5.01.  Representations of Purchaser.  The Purchaser makes the following representations on which the Seller is deemed to have relied in selling the KBUSA Financed Student Loans to the Depositor Eligible Lender Trustee on behalf of the Purchaser hereunder.  The representations speak as of the execution and delivery of this Agreement and as of the Closing Date, in the case of the KBUSA Initial Financed Student Loans, and as of the applicable Subsequent Transfer Date, in the case of the KBUSA Additional Student Loans, but shall survive the sale of the KBUSA Financed Student Loans to the Depositor Eligible Lender Trustee on behalf of the Purchaser and the subsequent transfer of such Student Loans to the Issuer and the Eligible Lender Trustee.

(a)

Organization and Good Standing.  The Purchaser is duly organized and validly existing as a limited liability company in good standing under the laws of the State of Delaware with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement.

(b)

Due Qualification.  The Purchaser is duly qualified to do business and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

(c)

Power and Authority of the Purchaser.  The Purchaser has the corporate power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement have been duly authorized by the Purchaser by all necessary corporate action.

(d)

Binding Obligation.  This Agreement constitutes a legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and similar laws relating to creditors’ rights generally and subject to general principles of equity.

(e)

No Violation.  The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof shall not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time or both) a default under the limited liability company agreement or other organizational document of the Purchaser, or any indenture, agreement or other instrument to which the Purchaser is a party or by which it shall be bound nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Agreement); which breach or default would reasonably be expected to have a material adverse effect on the condition of the Purchaser, financial or otherwise, or adversely affect the transactions contemplated by this Agreement; nor violate any law or, to the knowledge of the Purchaser, any order, rule or regulation applicable to the Purchaser of any court or of any Federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Purchaser or its properties.

(f)

No Proceedings.  There are no proceedings, or, to the Purchaser’s best knowledge, investigations pending, or, to the Purchaser’s best knowledge, threatened against the Purchaser, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Purchaser or its properties:  (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) seeking any determination or ruling that could reasonably be expected to have a material and adverse effect on the performance by the Purchaser of its obligations under, or the validity or enforceability of, this Agreement.

ARTICLE VI

Purchase Termination Events

SECTION 6.01.  Purchase Termination.  If an Insolvency Event occurs with respect to either the Seller or the Purchaser, the Seller shall immediately, on the day it receives notice of such Insolvency Event, cease transferring KBUSA Financed Student Loans to the Depositor Eligible Lender Trustee on behalf of the Purchaser, and, in the case of an Insolvency Event of the Seller, shall give prompt notice thereof to the Depositor Eligible Lender Trustee and the Purchaser.  The Purchaser shall give prompt notice to the Depositor Eligible Lender Trustee and the Seller of the occurrence of an Insolvency Event of the Purchaser.

ARTICLE VII

Miscellaneous

SECTION 7.01.  Amendment.  This Agreement may be amended by the parties hereto, with the consent of Eligible Lender Trustee on behalf of the Issuer, the Indenture Trustee and, unless any such proposed amendment does not affect the Group II Student Loans or the Group II Insured Notes or the Securities Insurer, as evidenced by an Opinion of Counsel of the Seller (who shall not be an employee of KBUSA or any of its Affiliates) regarding the lack of changes to any legal rights and remedies of the Group II Noteholders or the Securities Insurer, and a confirmation from each Rating Agency that such amendment will not result in the downgrading of the then current ratings of any of the Group II Notes (without regard to the Group II Insured Notes Guaranty Insurance Policy), and so long as no Securities Insurer Payment Default has occurred and is continuing, the Securities Insurer, but without the consent of the Swap Counterparty or any of the holders of Notes, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the holders of Notes; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Eligible Lender Trustee on behalf of the Issuer, the Indenture Trustee, the Securities Insurer (if consent by such party is required) and the Swap Counterparty, adversely affect in any material respect the interests of any holder of Notes, the Securities Insurer or the Swap Counterparty.

This Agreement may also be amended from time to time by the parties hereto, with the consent of the Eligible Lender Trustee on behalf of the Issuer, the Indenture Trustee, the Swap Counterparty (which shall not be unreasonably withheld), a majority in interest of the Group I Controlling Parties (unless any such proposed amendment does not affect the KBUSA Group I Student Loans or the Group I Notes, as evidenced by an Opinion of Counsel) and a majority in interest of the Group II Controlling Parties (unless any such proposed amendment does not affect the KBUSA Group II Student Loans or the Group II Notes or the Securities Insurer, as evidenced by an Opinion of Counsel of the Seller (who shall not be an employee of KBUSA or any of its Affiliates) regarding the lack of changes to any legal rights and remedies of the Group II Noteholders or the Securities Insurer, and a confirmation from each Rating Agency that such amendment will not result in the downgrading of the then current ratings of any of the Group II Notes (without regard to the Group II Insured Notes Guaranty Insurance Policy), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the holders of any Class of Notes; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments with respect to KBUSA Financed Student Loans or distributions that shall be required to be made for the benefit of the holders of Notes or (b) reduce the aforesaid percentage of the Outstanding Amount of the related Class or Classes of Notes, which are required to consent to any such amendment, without the consent of all outstanding holders of all Classes of Notes affected by such amendment (notwithstanding anything to the contrary contained in the Indenture or the Trust Agreement, such rights of consent granted to the holders of the Notes contained in clauses (a) and (b) of this proviso shall not be exercisable by the Group I Controlling Noteholders on behalf of all of the Group I Noteholders or by the Securities Insurer on behalf of all of the Group II Insured Noteholders).

Promptly after the execution of any such amendment or consent (or, in the case of the Rating Agencies, five Business Days prior thereto), the Seller shall furnish written notification of the substance of such amendment or consent to each holder of Certificates (if not the Purchaser), the Eligible Lender Trustee, the Issuer, the Indenture Trustee, the Securities Insurer, the Swap Counterparty and each of the Rating Agencies.

It shall not be necessary for the consent of holders of Notes pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

Prior to the execution of any amendment to this Agreement, the Depositor Eligible Lender Trustee, the Indenture Trustee and the Purchaser shall each be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and the Opinion of Counsel referred to in Section 7.02(d)(1).  Neither the Purchaser nor the Depositor Eligible Lender Trustee shall be obligated to enter into any such amendment which affects the Purchaser’s or the Depositor Eligible Lender Trustee’s own rights, duties or immunities under this Agreement or otherwise.

SECTION 7.02.  Protection of Interests in KBUSA Assets.  (a)  The Seller shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain, and protect the interest of the Depositor Eligible Lender Trustee, the Indenture Trustee, the Securities Insurer and the Purchaser in the KBUSA Financed Student Loans and in the proceeds thereof.  The Seller shall deliver (or cause to be delivered) to the Depositor Eligible Lender Trustee, the Indenture Trustee and the Securities Insurer file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

(b)

The Seller shall not change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of Sections 9-502 and 9-503 (or comparable sections) of the UCC, unless it shall have given the Depositor Eligible Lender Trustee, the Indenture Trustee and the Securities Insurer at least five days’ prior written notice thereof and shall have promptly filed (or cause to be filed) appropriate amendments to all previously filed financing statements or continuation statements.

(c)

The Seller shall have an obligation to give the Depositor Eligible Lender Trustee, the Indenture Trustee and the Securities Insurer at least 60 days’ prior written notice of any change in the jurisdiction of organization if, as a result of such change, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file (or cause to be filed) any such amendment.

(d)

The Seller shall deliver to the Depositor Eligible Lender Trustee on behalf of the Purchaser, the Indenture Trustee and the Securities Insurer:

(1)

promptly after the execution and delivery of this Agreement and of each amendment thereto and on each Subsequent Transfer Date, an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Depositor Eligible Lender Trustee on behalf of the Purchaser, the Indenture Trustee and the Securities Insurer in the KBUSA Financed Student Loans, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest; and

(2)

within 120 days after the beginning of each calendar year commencing April 30, 2005, an Opinion of Counsel, dated as of a date during such 120-day period, either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Depositor Eligible Lender Trustee on behalf of the Purchaser in the KBUSA Financed Student Loans, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest; provided that a single Opinion of Counsel may be delivered in satisfaction of the foregoing requirement and that of Section 3.06(b) of the Indenture.

Each Opinion of Counsel referred to in clause (1) or (2) above shall specify (as of the date of such opinion and given all applicable laws as in effect on such date) any action necessary to be taken in the following year to preserve and protect such interest.

SECTION 7.03.  Notices.  All demands, notices, instructions, directions and communications upon or to the Seller, the Purchaser, the Depositor Eligible Lender Trustee, the Indenture Trustee, the Securities Insurer or the Rating Agencies under this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, (or in the form of telex or facsimile notice, followed by written notice delivered as aforesaid) and shall be deemed to have been duly given upon receipt (a) in the case of the Seller, to Key Bank USA, National Association, 800 Superior Avenue, Fourth Floor, Cleveland, Ohio 44114, Attention:  Key Education Resources, KeyCorp Student Loan Trust 2003-A (telephone: (216) 828-9342; facsimile: (216) 828-9301), (b) in the case of the Purchaser, to Key Consumer Receivables LLC, c/o Key Bank USA, National Association, 800 Superior Avenue, Fourth Floor, Cleveland, Ohio 44114, Attention: Key Education Resources, KeyCorp Student Loan Trust 2003-A (telephone: (216) 828-9342; facsimile: (216) 828-9301), (c) in the case of the Depositor Eligible Lender Trustee, to Bank One, National Association, 1 Bank One Plaza, Suite IL1-0126, Chicago, Illinois, 60670, Attention: Corporate Trust Administration (telephone:  (312) 407-1892; facsimile:  (312) 407-1708, (d) in the case of Moody’s, to Moody’s Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: ABS Monitoring Department (telephone: (212) 553-4948; facsimile: (212) 553-4600), (e) in the case of S&P to Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, 55 Water Street, Attention: Asset Backed Surveillance Department (telephone (212) 438-2000; facsimile (212) 438-2649), (f) in the case of the Indenture Trustee, at its Corporate Trust Office, and (g) in the case of the Securities Insurer, to MBIA Insurance Corporation, 113 King Street, Armonk, New York 10504, Attention:  Insured Portfolio Management, Structured Finance (telephone (914) 273-4545; facsimile (914) 765-3131) as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

SECTION 7.04.  Assignment of Agreement.  Except as provided in Section 4.05 hereof, this Agreement may not be assigned by the Seller.  This Agreement may only be assigned by the Purchaser pursuant to the Sale and Servicing Agreement.  This Agreement may be assigned by the Depositor Eligible Lender Trustee only to any permitted successors and assigns or otherwise in accordance with Section 7.10.

SECTION 7.05.  Limitations on Rights of Others.  The provisions of this Agreement are solely for the benefit of (i) the parties hereto and (ii) the Issuer, the Eligible Lender Trustee, the Indenture Trustee, the Securities Insurer, the Swap Counterparty and the holders of the Notes, as intended third party beneficiaries, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the KBUSA Assets or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

SECTION 7.06.  Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 7.07.  Separate Counterparts.  This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 7.08.  Headings.  The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SECTION 7.09.  Governing Law.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 7.10.  Assignment.  The Seller hereby acknowledges and consents to any mortgage, pledge, assignment and grant by the Purchaser to the Issuer and by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the holders of the Notes of a security interest in all right, title and interest of the Purchaser in, to and under the KBUSA Financed Student Loans and/or the assignment of any or all of the Purchaser’s rights and obligations hereunder to the Issuer and by the Issuer to the Indenture Trustee.

SECTION 7.11.  Nonpetition Covenants.  (a)  Notwithstanding any prior termination of this Agreement, neither the Seller nor the Depositor Eligible Lender Trustee shall, prior to the date which is one year and one day after the termination of this Agreement with respect to the Purchaser, acquiesce, petition or otherwise invoke or cause the Purchaser to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Purchaser under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Purchaser or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Purchaser.

(b)

Notwithstanding any prior termination of this Agreement, neither the Purchaser nor the Depositor Eligible Lender Trustee shall, prior to the date which is one year and one day after the termination of this Agreement with respect to the Seller, acquiesce, petition or otherwise invoke or cause the Seller to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Seller under any insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Seller or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Seller.

SECTION 7.12.  Limitation of Liability of Depositor Eligible Lender Trustee.  (a)  Notwithstanding anything contained herein to the contrary, this Agreement has been signed by Bank One, National Association, not in its individual capacity but solely in its capacity as Depositor Eligible Lender Trustee of the Purchaser and, subject to paragraph (b) below, in no event shall Bank One, National Association, in its individual capacity have any liability for the representations, warranties, covenants, agreements or other obligations of the Purchaser hereunder or in any of the certificates, notices or agreements delivered pursuant hereto as to all of which recourse shall be had solely to the assets of the Purchaser.

(b)

Notwithstanding any other provision in this Agreement, nothing in this Agreement shall be construed to limit the legal responsibility of the Depositor Eligible Lender Trustee to the U.S. Secretary of Education or a Guarantor for any violations of statutory or regulatory requirements that may occur with respect to loans held by the Depositor Eligible Lender Trustee pursuant to, or failure to otherwise comply with its obligations under, the Higher Education Act or implementing regulations.

SECTION 7.13.  Consent of the Securities Insurer.  Whenever the consent or approval of the Securities Insurer is required under this Agreement, such consent or approval shall be reasonably given.

SECTION 7.14.  Intended Third Party Beneficiaries.  The Seller and the Purchaser hereby acknowledge, consent and agree that each of the Issuer, the Securities Insurer (but only with respect to the Group II Student Loans and provided that no Securities Insurer Payment Default has occurred and is continuing), the Swap Counterparty and the Indenture Trustee are intended third party beneficiaries of this Agreement.  The Seller hereby acknowledges, consents and agrees that all of the rights and remedies of the Purchaser under this Agreement will be assigned to the Issuer and by the Issuer to the Indenture Trustee (on behalf of the Issuer) pursuant to the Sale and Servicing Agreement and the Indenture.  The Seller hereby acknowledges, consents and agrees that, subsequent to such assignments, all of the rights and remedies of the Purchaser may be exercised directly by the Indenture Trustee (on behalf of the Issuer) against the Seller.

SECTION 7.15.  Representations and Warranties.  The Depositor Eligible Lender Trustee hereby represents and warrants to the Seller, the Depositor, for the benefit of the holder of the Trust Certificate, the Securities Insurer and the Swap Counterparty, that:

(a)

It is a national banking association duly organized and validly existing in good standing under the laws of the United States and having an office located within the State of Delaware.  It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

(b)

It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.

(c)

Neither the execution nor the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any Federal or Delaware state law, governmental rule or regulation governing the banking or trust powers of the Depositor Eligible Lender Trustee or any judgment or order binding on it, or constitute any default under its charter documents or by-laws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound.

(d)

It is an “eligible lender” as such term is defined in Section 435(d) of the Higher Education Act, for purposes of holding legal title to the KBUSA Financed Student Loans as contemplated by this Agreement, has obtained a lender identification number in connection therewith from the Department and has in effect a Guarantee Agreement with each of the Guarantors with respect to the KBUSA Financed Student Loans.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

KEY BANK USA, NATIONAL ASSOCIATION,
as Seller,

By:  /s/ Darlene H. Dimitrijevs

        Name:

Darlene H. Dimitrijevs

        Title:

Senior Vice President

KEY CONSUMER RECEIVABLES LLC,
as Purchaser,

By:  /s/ Craig T. Platt

        Name:

Craig T. Platt

        Title:

President

BANK ONE, NATIONAL ASSOCIATION,
as Depositor Eligible Lender Trustee,

By:  /s/ Eva Aryeeny

        Name:

Eva Aryeeny

        Title:

Authorized Officer

APPENDIX A

DEFINITIONS AND USAGE

[PLEASE SEE APPENDIX A TO THE
SALE AND SERVICING AGREEMENT]

SCHEDULE A

PART I:
Schedule of KBUSA Initial Financed Student Loans
that are KBUSA Group I Student Loans:

Delivered to the Indenture Trustee.

PART II:
Schedule of KBUSA Initial Financed Student Loans
that are KBUSA Group II Student Loans:

Delivered to the Indenture Trustee.

SCHEDULE B

PART I:
Schedule of KBUSA Subsequent Student Loans
that are KBUSA Group I Student Loans:

To be included on Schedule A to each related
KBUSA Subsequent Transfer Agreement

PART II:
Schedule of KBUSA Subsequent Student Loans
that are KBUSA Group II Student Loans:

To be included on Schedule A to each related
KBUSA Subsequent Transfer Agreement

PART III:
Schedule of KBUSA Other Student Loans
that are KBUSA Group I Student Loans:

To be included on Schedule A to each related
KBUSA Subsequent Transfer Agreement

PART IV:
Schedule of KBUSA Other Student Loans
that are KBUSA Group II Student Loans:

To be included on Schedule A to each related
KBUSA Subsequent Transfer Agreement

EXHIBIT A
ASSIGNMENT

For value received, in accordance with the Student Loan Transfer Agreement (the “Student Loan Transfer Agreement”) dated as of August 1, 2003, among Key Bank USA, National Association, as seller (the “Seller”), Key Consumer Receivables LLC, as purchaser (the “Purchaser” or “Depositor”), and Bank One, National Association, not in its individual capacity but solely as eligible lender trustee for the Depositor (the “Depositor Eligible Lender Trustee”), the undersigned does hereby sell, assign, transfer and otherwise convey unto the Purchaser (with respect to the beneficial ownership interest), and the Depositor Eligible Lender Trustee on behalf of the Depositor (with respect to legal title), without recourse (subject to the obligations set forth in the Student Loan Transfer Agreement), all right, title and interest of the undersigned in and to (i) the KBUSA Initial Financed Student Loans and all obligations of the Obligors thereunder including all moneys paid thereunder on or after the Cutoff Date, (ii) the rights of the Seller set forth in Section 2.01(ii) of the Student Loan Transfer Agreement, and (iii) the proceeds of any and all of the foregoing (including proceeds derived from the voluntary or involuntary conversion of any of the KBUSA Initial Financed Student Loans into cash or other liquidated property, such as proceeds from the applicable Guarantee Agreement.  The foregoing sale does not constitute and is not intended to result in any assumption by the Purchaser or the Depositor Eligible Lender Trustee of any obligation of the Seller to the Obligors with respect to the KBUSA Initial Financed Student Loans or any other person in connection with the KBUSA Initial Financed Student Loans or any agreement or instrument relating to any of them.

In addition, the undersigned, by execution of this instrument, hereby endorses the promissory notes evidencing each KBUSA Initial Financed Student Loan described in Schedule A to the Student Loan Transfer Agreement in favor of the Depositor Eligible Lender Trustee on behalf of the Purchaser, without recourse (subject to the obligations set forth in the Student Loan Transfer Agreement ) against the undersigned.  This endorsement may be effected by attaching a facsimile hereof to each or any of such promissory notes.

This Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Student Loan Transfer Agreement and is to be governed by the Student Loan Transfer Agreement.

Capitalized terms used but not defined herein shall have the meaning assigned to them in Appendix A to the Student Loan Transfer Agreement, which also contains rules as to usage that shall be applicable herein.

IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed as of August 14, 2003.

KEY BANK USA, NATIONAL ASSOCATION,
as Seller

By:  ___________________________________

        Name:  Darlene H. Dimitrijevs

        Title:    Senior Vice President

BANK ONE, NATIONAL ASSOCIATION,
as Depositor eligible lender trustee for the Purchaser

By:  ___________________________________

        Name:

        Title:

EXHIBIT B

KBUSA SUBSEQUENT TRANSFER AGREEMENT

TRANSFER No. ____ OF KBUSA ADDITIONAL STUDENT LOANS dated as of ________ ___, 20___ among KEY BANK USA, NATIONAL ASSOCIATION, as seller (the “Seller”), KEY CONSUMER RECEIVABLES LLC, as purchaser (the “Purchaser”), and BANK ONE, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity but solely as eligible lender trustee of the Purchaser (the “Depositor Eligible Lender Trustee”).

W I T N E S S E T H:

WHEREAS the Seller, the Purchaser and the Depositor Eligible Lender Trustee are parties to the Student Loan Transfer Agreement dated as of August 1, 2003 (as amended or supplemented, the “Student Loan Transfer Agreement”);

WHEREAS pursuant to the Student Loan Transfer Agreement, the Seller wishes to convey the KBUSA Additional Student Loans referred to in Section 2 of this Agreement (the “KBUSA Additional Student Loans”) to the Purchaser (with respect to the beneficial interest) and Depositor Eligible Lender Trustee on behalf of the Purchaser (with respect to legal title); and

WHEREAS, the Depositor Eligible Lender Trustee and the Purchaser are willing to accept such conveyance subject to the terms and conditions hereof.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.

Definitions and Usage.  Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in Appendix A to the Student Loan Transfer Agreement , which also contains rules of construction and usage that shall be applicable herein.

In addition, the following terms have the following meanings:

“Subsequent Cutoff Date” means, with respect to each KBUSA Additional Student Loan, the date specified as such on Schedule A hereto.

“Subsequent Transfer Date” means, with respect to the KBUSA Additional Student Loans, ______________, ____.

2.

Schedules of Financed Student Loans.  Attached hereto as Schedule A is a supplement to Schedule B to the Student Loan Transfer Agreement listing the KBUSA Additional Student Loans to be conveyed on the Subsequent Transfer Date to the Depositor Eligible Lender Trustee on behalf of the Purchaser pursuant to this Agreement.

3.

Conveyance of KBUSA Additional Student Loans.  In consideration of the Depositor’s delivery to or upon the order of the Seller of $__________, the Seller does hereby sell, transfer, assign, set over and otherwise convey, without recourse (except as expressly provided in the Student Loan Transfer Agreement ), to the Depositor Eligible Lender Trustee on behalf of the Purchaser:

(a)

all right, title and interest of the Seller in and to each KBUSA Additional Student Loan, and all moneys received thereon, on and after the related Subsequent Cutoff Date; and

(b)

the proceeds of any and all of the foregoing.

4.

Representations and Warranties of the Seller .  The Seller hereby represents and warrants to the Issuer as of the date of this Agreement and as of the Subsequent Transfer Date that:

(a)

Organization and Good Standing.  The Seller is duly organized and validly existing as a national banking association in good standing under the laws of the United States of America, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the power, authority and legal right to acquire and own the KBUSA Additional Student Loans.

(b)

Power and Authority.  The Seller has the corporate power and authority to execute and deliver this Agreement and to carry out its terms; the Seller has full corporate power and corporate authority to sell and assign the property to be sold and assigned to and deposited with the Purchaser (or with the Depositor Eligible Lender Trustee on behalf of the Purchaser) and the Seller has duly authorized such sale and assignment to the Purchaser (or to the Depositor Eligible Lender Trustee on behalf of the Purchaser) by all necessary corporate action; and the execution, delivery and performance of this Agreement have been duly authorized by the Seller by all necessary corporate action.

(c)

Binding Obligation.  This Agreement constitutes a legal, valid and binding obligation of the Seller enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and similar laws relating to creditors’ rights generally or the rights of creditors of banks, the deposit accounts of which are insured by the FDIC, and subject to general principles of equity.

(d)

No Violation.  The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time or both) a default under, the articles of association or by-laws of Seller, or any indenture, agreement or other instrument to which the Seller is a party or by which it shall be bound, which breach or default would reasonably be expected to have a material adverse effect on the condition of the Seller, financial or otherwise, or adversely affect the transactions contemplated by this Agreement; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or, to the knowledge of the Seller, any order, rule or regulation applicable to the Seller of any court or of any Federal or State regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties.

(e)

No Proceedings.  There are no proceedings or to its best knowledge investigations pending against the Seller or, to its best knowledge, threatened against the Seller, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties:  (i) asserting the invalidity of this Agreement or the Student Loan Transfer Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or the Student Loan Transfer Agreement or (iii) seeking any determination or ruling that could reasonably be expected to have a material and adverse effect on the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement or the Student Loan Transfer Agreement.

(f)

All Consents.  All authorizations, consents, orders or approvals of or registrations or declarations with any court, regulatory body, administrative agency or other government instrumentality required to be obtained, effected or given by the Seller in connection with the execution and delivery by the Seller of this Agreement and the performance by the Seller of the transactions contemplated by this Agreement have been duly obtained, effected or given and are in full force and effect.

(g)

Principal Balance.  The aggregate principal balance of the KBUSA Additional Student Loans listed on Schedule A attached hereto and conveyed to the Depositor Eligible Lender Trustee on behalf of the Purchaser pursuant to this Agreement as of their respective Subsequent Cutoff Dates is $___________ with respect to KBUSA Group I Student Loans and $________ with respect to KBUSA Group II Student Loans.

5.

Conditions Precedent.  The obligation of the Purchaser to acquire the KBUSA Additional Student Loans hereunder is subject to the satisfaction, on or prior to the Subsequent Transfer Date, of the following conditions precedent:

(a)

Representations and Warranties.  Each of the representations and warranties made by the Seller in Section 4 of this Agreement, by the Seller in Section 3.01 of the Student Loan Transfer Agreement with respect to such KBUSA Additional Student Loans, and by the Purchaser in Section 5.01 of Student Loan Transfer Agreement, shall be true and correct as of the date of this Agreement and as of the Subsequent Transfer Date.

(b)

Sale and Servicing Agreement Conditions.  Each of the conditions set forth in Section 2.02(b) of the Student Loan Transfer Agreement shall have been satisfied.

(c)

Delivery of Assignment.  The Seller shall have delivered an Assignment substantially in the form of Annex A hereto.

(d)

Additional Information.  The Seller and the Master Servicer, as applicable, shall have delivered to the Purchaser such information as was reasonably requested by the Depositor to satisfy itself as to (i) the accuracy of the representations and warranties set forth in Section 4 of this Agreement and in Section 3.01 of the Student Loan Transfer Agreement and (ii) the satisfaction of the conditions set forth in this Section 5.

6.

Ratification of Agreement.  As supplemented by this Agreement, the Student Loan Transfer Agreement is in all respects ratified and confirmed and Student Loan Transfer Agreement as so supplemented by this Agreement shall be read, taken and construed as one and the same instrument.

7.

Counterparts.  This Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute but one and the same instrument.

8.

Governing Law.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

9.

Headings.  The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

10.

Intended Third Party Beneficiaries.  The Seller and the Purchaser hereby acknowledge, consent and agree that each of the Issuer, the Securities Insurer (but only with respect to the KBUSA Group II Student Loans and provided that no Securities Insurer Payment Default has occurred and is continuing), the Swap Counterparty and the Indenture Trustee are intended third party beneficiaries of this Agreement.  The Seller hereby acknowledges, consents and agrees that all of the rights and remedies of the Purchaser under the Student Loan Transfer Agreement and this Agreement have been or will be assigned to the Issuer and by the Issuer to the Indenture Trustee (on behalf of the Issuer) pursuant to the Sale and Servicing Agreement and the Indenture.  The Seller hereby acknowledges, consents and agrees that, subsequent to such assignments, all of the rights and remedies of the Purchaser may be exercised directly by the Indenture Trustee (on behalf of the Issuer) against the Seller.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and the year first above written.

KEY CONSUMER RECEIVABLES LLC,
as Purchaser

By:  ___________________________________

        Name:

        Title:

KEY BANK USA, NATIONAL ASSOCIATION, as Seller

By:  ___________________________________

        Name:

        Title:

BANK ONE, NATIONAL ASSOCIATION,
not in its individual capacity but solely as Depositor Eligible Lender Trustee,

By:  ___________________________________

        Name:

        Title:

SCHEDULE A
TO THE
SUBSEQUENT TRANSFER AGREEMENT NO. ___

Part I

Schedule of KBUSA Subsequent Student Loans that are KBUSA Group I Student Loans, including each related Subsequent Cut-off Date and the location of the related Student Loan File.

Part II

Schedule of KBUSA Subsequent Student Loans that are KBUSA Group II Student Loans, including each related Subsequent Cut-off Date and the location of the related Student Loan File.

Part III

Schedule of KBUSA Other Student Loans that are KBUSA Group I Student Loans, including each related Subsequent Cut-off Date and the location of the related Student Loan File.

Part IV

Schedule of KBUSA Other Student Loans that are KBUSA Group II Student Loans, including each related Subsequent Cut-off Date and the location of the related Student Loan File.

ANNEX A
TO THE KBUSA SUBSEQUENT TRANSFER AGREEMENT

ASSIGNMENT

For value received, in accordance with Student Loan Transfer Agreement (the “Student Loan Transfer Agreement”) dated as of August 1, 2003, among Key Consumer Receivables LLC, as purchaser (the “Purchaser”), Key Bank USA, National Association, as seller (the “Seller”), and Bank One, National Association, not in its individual capacity but solely as eligible lender trustee for the Purchaser (the “Depositor Eligible Lender Trustee”), and the Subsequent Transfer Agreement No.      dated as of         ___, 20___ (the “Subsequent Transfer Agreement”) among the Purchaser, the Seller and the Depositor Eligible Lender Trustee, the undersigned does hereby sell, assign, transfer and otherwise convey unto the Purchaser (with respect to the beneficial ownership interest), and the Depositor Eligible Lender Trustee on behalf of the Depositor (with respect to legal title), does hereby sell, assign, transfer and otherwise convey unto the Depositor Eligible Lender Trustee on behalf of the Purchaser, without recourse (subject to the obligations set forth in the Student Loan Transfer Agreement), all right, title and interest of the undersigned in and to (i) the KBUSA Additional Student Loans (as such term is defined in the KBUSA Subsequent Transfer Agreement) and all moneys received thereon, on and after each applicable Subsequent Cutoff Date (as such term is defined in the KBUSA Subsequent Transfer Agreement) and (ii) the proceeds of any and all of the foregoing (including but not limited to proceeds derived from the voluntary or involuntary conversion of any of the KBUSA Additional Student Loans into cash or other liquidated property, such as proceeds from the applicable Guarantee Agreement (as such term is defined in the KBUSA Subsequent Transfer Agreement)).  The foregoing sale does not constitute and is not intended to result in any assumption by the Depositor Eligible Lender Trustee or the Purchaser of any obligation of the Seller to the borrowers of such KBUSA Additional Student Loans or any other person in connection with the KBUSA Additional Student Loans or any agreement or instrument relating to any of them.

In addition, the undersigned, by execution of this instrument, hereby endorses the promissory notes evidencing each KBUSA Additional Student Loan described in Schedule A to the KBUSA Subsequent Transfer Agreement in favor of the Depositor Eligible Lender Trustee on behalf of the Purchaser, without recourse (subject to the obligations set forth in the Student Loan Transfer Agreement) against the undersigned.  This endorsement may be effected by attaching a facsimile hereof to each or any of such promissory notes.

This Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Student Loan Transfer Agreement and the KBUSA Subsequent Transfer Agreement and is to be governed by the Student Loan Transfer Agreement and the KBUSA Subsequent Transfer Agreement.

Capitalized terms used but not defined herein shall have the meaning assigned to them in the KBUSA Subsequent Transfer Agreement.

IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed as of August 14, 2003.

KEY BANK USA, NATIONAL ASSOCIATION,

as Seller

By:  ___________________________________

        Name:

        Title:

BANK ONE, NATIONAL ASSOCIATION,
not in its individual capacity, but solely as Depositor Eligible Lender Trustee

By:  ___________________________________

        Name:

        Title: